Exhibit 10.1

DENNY’S HOLDINGS, INC.

(as Issuer)

Denny’s Corporation

(as Guarantor)

10% Senior Notes Due 2012

SUPPLEMENTAL INDENTURE

Dated as of September 22, 2010

U.S. Bank National Association

(as Trustee)

SUPPLEMENTAL INDENTURE dated as of September 22, 2010 (this “Supplemental Indenture”), among DENNY’S HOLDINGS, INC., a New York corporation  (the “Company”), DENNY’S CORPORATION, a Delaware corporation, as guarantor (“Parent” and together with the Company, the “Issuers”) and U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”) to the Indenture dated as of October 5, 2004 by and among the Issuers and the Trustee (as amended, supplemented and otherwise modified prior to the date hereof, the “Indenture”).

W I T N E S S E T H :

WHEREAS, the Issuers and Trustee have heretofore executed and delivered the Indenture providing for the issuance of the Issuers’ 10% Senior Notes due 2012 (the “Notes”);

WHEREAS, the Issuers have, among other things, (i) solicited consents from the Holders of the Notes to certain proposed amendments to the Indenture and (ii) made a tender offer for the Notes (the “Tender Offer”), in each case, in accordance with the terms of an Offer to Purchase and Consent Solicitation Statement dated September 9, 2010 (the “Solicitation Statement”);

WHEREAS, Section 9.2 of the Indenture provides that the Issuers and the Trustee may, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, enter into a indenture supplemental to the Indenture for the purpose of amending the Indenture;

WHEREAS, the Issuers have received and delivered to the Trustee consents from the Holders of not less than a majority in aggregate principal amount of the Notes outstanding (the “Requisite Consents”) to effect the amendments to the Indenture set forth herein;

WHEREAS, this Supplemental Indenture incorporates the amendments to which the Holders of the Notes have consented;

WHEREAS, the Issuers have been authorized by their respective Boards of Directors to enter into and perform this Supplemental Indenture; and

WHEREAS, all other acts and proceedings required by law, the Indenture and the certificate of incorporation and bylaws of each Issuer, to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and for the equal and proportionate benefit of the holders of the Notes, the Issuers and the Trustee hereby agree as follows:

SECTION 1. Deletion of Certain Sections and Provisions.  The Indenture is hereby amended to delete the following sections and clauses in their entirety and to insert in lieu of each such section the phrase “[Intentionally Omitted]”: Sections 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.15, 4.16, 4.17, 4.18, 4.19, clauses (2) and (3) of Section 5.1, and clauses (4), (5), (6) and (7) of Section 6.1.  Any and all references to the foregoing sections and any and all obligations thereunder related solely to such sections are hereby deleted throughout the Notes and the Indenture, and such sections and references shall be of no further force or effect.  Clause (3) of Section 6.1 shall only apply to the surviving covenants and agreements contained in the Notes and the Indenture.  All definitions in the Notes and the Indenture which are used exclusively in the sections and clauses deleted pursuant to the first sentence of this Section 1 are hereby deleted.

SECTION 2. Effectiveness of Supplemental Indenture; Operativeness of Amendments.

(a)           The Requisite Consents having been received and delivered to the Trustee, this Supplemental Indenture shall become effective when duly executed counterparts hereof shall have been executed and delivered by the Issuers and the Trustee.

(b)           Notwithstanding the foregoing, the amendments to the Indenture set forth in this Supplemental Indenture shall become operative when, and only when, all of the following additional conditions shall have been satisfied:

(1)           the Company shall have, on the Initial Settlement Date (as defined in the Solicitation Statement), accepted the Notes validly tendered on or prior to the Consent Date (as defined in the Solicitation Statement); and

(2)           the Financing Condition (as defined in the Solicitation Statement) shall have been satisfied (and for such purpose, the Trustee shall be entitled to rely conclusively upon confirmation from the Issuers that the Financing Condition has been satisfied).

SECTION 3. Reference to and Effect on the Indenture.

(a)           On and after the effective date of this Supplemental Indenture, each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Indenture as supplemented by this Supplemental Indenture unless the context otherwise requires.  The Indenture, as supplemented by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

(b)           Except as specifically amended above, the Indenture shall remain in full force and effect and is hereby ratified and confirmed.

SECTION 4. GOVERNING LAW.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B).

SECTION 5. Defined Terms.  Unless otherwise indicated, capitalized terms used herein and not defined shall have the respective meanings given such terms in the Indenture.

SECTION 6. Trust Indenture Act Controls.  No modification of any provisions of the Indenture effected by this Supplemental Indenture is intended to eliminate or limit any provision of the Indenture that is required to be included therein by the Trust Indenture Act of 1939, as amended, as in force as of the effectiveness of this Supplemental Indenture.

SECTION 7. Trustee Disclaimer; Trust.  The recitals contained in this Supplemental Indenture shall be taken as the statements of the Issuers and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.  The Trustee accepts the trust created by the Indenture, as supplemented by this Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented hereby.

SECTION 8. Counterparts.  This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 9. Effect of Headings.  The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 10. Severability.  In case any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be effected or impaired thereby.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be executed as of the day and year first above written.

COMPANY:

DENNY’S HOLDINGS, INC.

By: /s/  Samuel S. Sontag
Name: Samuel S. Sontag
Title:   President

PARENT:

DENNY’S CORPORATION

By: /s/  Ross B. Nell
Name: Ross B. Nell
Title:   Vice President, Tax and Treasurer

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION

By: /s/  Raymond S. Haverstock
Name: Raymond S. Haverstock
Title:   Vice President